Exhibit 10.1

Execution Version

First Amendment to Loan and Security Agreement

April 29, 2022

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nicholas Rapak

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: James Greenfield

Email:	james.r.greenfield@jpmorgan.com
de_custom_b usiness@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: Nicholas Rapak

cc:	U.S. Bank Trust Company, National Association, as Collateral Agent and

Collateral Administrator

Portman Ridge Finance Corporation, as Portfolio Manager

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of December 18, 2019 (the “Agreement”), among Great Lakes Portman Ridge Funding LLC, as borrower (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (in such capacity, the “Administrative Agent”), Portman Ridge Finance Corporation, as portfolio manager (the “Portfolio Manager”), JPMorgan Chase Bank, National Association, as lender (in such capacity, the “Lender”), U.S. Bank Trust Company, National Association, as collateral agent (in such capacity, the “Collateral Agent”) and collateral administrator (in such capacity, the “Collateral Administrator”) and U.S. Bank National Association, as securities intermediary (in such capacity, the “Securities Intermediary”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

(A)    The Agreement is hereby amended in accordance with Section 10.05 thereof to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth on the pages of the Agreement attached as Exhibit A hereto. Exhibit A hereto constitutes the changed pages of the conformed copy of the Agreement.

(B)    The Company, the Portfolio Manager and the Administrative Agent (in its own capacity and in its capacity as agent of the Lenders) each hereby acknowledges and agrees that all outstanding

Advances for the Calculation Period beginning on the Calculation Period Start Date occurring in April 2022 and ending on (but excluding) Calculation Period Start Date occurring in July 2022 (the “Transition Calculation Period”) shall bear interest by reference to (i) prior to the First Amendment Effective Date, the LIBO Rate (as defined in the Agreement immediately prior to the First Amendment Effective Date) and (ii) from and including the First Amendment Effective Date, Term SOFR. For the avoidance of doubt, the Interest Payment Date with respect to all interest accrued during the Transition Calculation Period shall be the fifth Business Day following the Transition Calculation Period, in accordance with the terms of the Agreement, as amended hereby. Notwithstanding anything to the contrary in the Agreement, the Company shall not be responsible for any breakage costs in connection with the transition from the LIBO Rate to Term SOFR during the Transition Calculation Period.

(C)    The effectiveness of this First Amendment to Loan and Security Agreement shall be subject to receipt by the Administrative Agent of the fee specified in 4.03(e) of the Loan and Security Agreement.

(D)    Except as expressly set forth in the immediately preceding paragraph, the Administrative Agent (in its own capacity and in its capacity as agent of the Lenders) reserves all of its rights, privileges, powers and remedies under the Agreement and the other Loan Documents, as well as under applicable law (whether determined at law or in equity). Except as specifically provided herein, the Agreement shall remain in full force and effect and the execution of this First Amendment to Loan and Security Agreement shall not operate as a waiver of any violation of, or any right, privilege, power or remedy of any party under, the Agreement or any other Loan Document; all such rights, privileges, powers and remedies are expressly reserved. The Administrative Agent’s or any Lender’s exercise or failure to exercise any rights, privileges, powers and remedies under any of the foregoing in a particular instance shall not operate as a waiver of its right to exercise the same or different rights, privileges, powers and/or remedies in any other instance or instances.

(E)    THIS FIRST AMENDMENT TO LOAN AND SECURITY AGREEMENT REQUEST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

(F)    This First Amendment to Loan and Security Agreement may be executed in any number of counterparts by facsimile or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

(G)    The individual executing this First Amendment to Loan and Security Agreement on behalf of the Company hereby certifies to the Administrative Agent that (i) such individual is a duly authorized officer of the Company and has the authority to make the certifications set forth in the following clause (ii) and (ii) as of the date hereof (a) no Market Value Event has occurred and no Event of Default has occurred and is continuing, (b) the Borrowing Base Test is satisfied and (c) all of the representations and warranties contained in Article VI of the Loan and Security Agreement and in any other Loan Document shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (or with respect to such representations and warranties which by their terms contain materiality qualifiers, shall be true and correct) as of such earlier date.

(H)    The Collateral Agent, the Collateral Administrator and the Securities Intermediary assume no responsibility for the correctness of the recitals contained herein, and the Collateral Agent, the

Collateral Administrator and the Securities Intermediary shall not be responsible or accountable in any way whatsoever for or with respect to the validity, execution or sufficiency of this First Amendment to Loan and Security Agreement and makes no representation with respect thereto. In entering into this First Amendment to Loan and Security Agreement, the Collateral Agent, the Collateral Administrator and the Securities Intermediary shall be entitled to the benefit of every provision of the Agreement relating to the conduct or affecting the liability of or affording protection to the Collateral Agent, the Collateral Administrator and the Securities Intermediary, including their right to be compensated, reimbursed and indemnified in accordance with the terms thereof. The Administrative Agent, by its signature hereto, authorizes and directs the Collateral Agent, the Collateral Administrator and the Securities Intermediary to acknowledge and agree this First Amendment to Loan and Security Agreement.

Very truly yours,

GREAT LAKES PORTMAN RIDGE FUNDING LLC, as Company

By:	/s/ Patrick Schafer
Name: Patrick Schafer
Title: Authorized Signatory

Portman Ridge Funding LLC

First Amendment to Loan and Security Agreement

The Administrative Agent and the Lender agree to the modifications of the Agreement set forth in this First Amendment to Loan and Security Agreement above upon satisfaction of the conditions precedent specified above.

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ James Greenfield
Name: James Greenfield
Title: Executive Director

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ James Greenfield
Name: James Greenfield
Title: Executive Director

Portman Ridge Funding LLC

First Amendment to Loan and Security Agreement

Acknowledged and agreed as of the first date set forth above for purposes of the modifications of the Agreement set forth in this First Amendment to Loan and Security Agreement above:

PORTMAN RIDGE FINANCE CORPORATION, as
Portfolio Manager

By:	/s/ Patrick Schafer
Name: Patrick Schafer
Title: Authorized Signatory

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Collateral Agent

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION, as Securities Intermediary

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION, as Collateral Administrator

By:
Name:
Title:

Portman Ridge Funding LLC

First Amendment to Loan and Security Agreement

Acknowledged and agreed as of the first date set forth above for purposes of the modifications of the Agreement set forth in this First Amendment to Loan and Security Agreement above:

PORTMAN RIDGE FINANCE CORPORATION, as
Portfolio Manager

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION,
as Collateral Agent

By:	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr.
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION,
as Securities Intermediary

By:	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr.
Title: Senior Vice President

U.S. BANK TRUST COMPANY, NATIONAL
ASSOCIATION,
as Collateral Administrator

By:	/s/ Ralph J. Creasia, Jr.
Name: Ralph J. Creasia, Jr.
Title: Senior Vice President

Portman Ridge Funding LLC

First Amendment to Loan and Security Agreement

EXHIBIT A

CHANGED PAGES OF CONFORMED LOAN AND SECURITY AGREEMENT

Execution Copy

Conformed through the First Amendment to Loan and Security Agreement dated as of April 29, 2022

LOAN AND SECURITY AGREEMENT

dated as of

December 18, 2019

among

GREAT LAKES PORTMAN RIDGE FUNDING LLC

The Lenders Party Hereto

The Collateral Administrator, Collateral Agent and Securities Intermediary Party Hereto

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION,

as Administrative Agent

and

PORTMAN RIDGE FINANCE CORPORATION,

as Portfolio Manager

Table of Contents

Page

ARTICLE I THE PORTFOLIO INVESTMENTS

ARTICLE II THE ADVANCES

ARTICLE III ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01.	The Advances	34
SECTION 3.02.	[Reserved]	38
SECTION 3.03.	Taxes	38

ARTICLE IV COLLECTIONS AND PAYMENTS

ARTICLE V THE PORTFOLIO MANAGER

SECTION 5.01.	Appointment and Duties of the Portfolio Manager	46
SECTION 5.02.	Portfolio Manager Representations as to Eligibility Criteria; Etc	47
SECTION 5.03.	Indemnification	47

LOAN AND SECURITY AGREEMENT dated as of December 18, 2019 (this “Agreement”) among GREAT LAKES PORTMAN RIDGE FUNDING LLC, as borrower (the “Company”); PORTMAN RIDGE FINANCE CORPORATION (the “Portfolio Manager”); the Lenders party hereto; U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, in its capacities as collateral agent (in such capacity, the “Collateral Agent”)~~,~~ and collateral administrator (in such capacity, the “Collateral Administrator”); U.S. BANK NATIONAL ASSOCIATION, in its capacity as ~~and~~ securities intermediary (in such capacity, the “Securities Intermediary”); and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

The Portfolio Manager and the Company wish for the Company to acquire and finance certain corporate loans and other corporate debt securities (the “Portfolio Investments”), all on and subject to the terms and conditions set forth herein. The Company intends to enter into a Loan Sale and Contribution Agreement, dated as of the Effective Date (the “Parent Sale Agreement”), between the Company and the Parent (in such capacity, the “Initial Seller”) pursuant to which the Company will acquire the Parent Initial Portfolio Investments (including through the acquisition by the Company of Participation Interests) and other Portfolio Investments (including by way of contribution) from the Initial Seller.

Furthermore, the Company will enter into (i) a master participation agreement, dated as of the Effective Date (the “OHA Master Participation Agreement”), between the Company and OHA Investment Corporation Sub, LLC (“OHA”), pursuant to which the Company shall acquire the OHA Initial Portfolio Investments from OHA on the Effective Date through acquisition by the Company of Participation Interests and (ii) a master participation agreement, to be dated on or prior to the date that is 15 Business Days following the Effective Date (the “KCAP Master Participation Agreement” and, together with the Parent Sale Agreement and the OHA Master Participation Agreement, the “Sale Agreements”), between the Company and Great Lakes KCAP Funding I, LLC (“KCAP”), pursuant to which the Company shall acquire the Post-Effective Date Initial Portfolio Investments from KCAP through acquisition by the Company of Participation Interests.

On and subject to the terms and conditions set forth herein, JPMorgan Chase Bank, National Association (“JPMCB”) and its respective successors and permitted assigns (together with JPMCB, the “Lenders”) have agreed to make advances to the Company (“Advances”) hereunder to the extent specified on the transaction schedule attached as Schedule 1 hereto (the “Transaction Schedule”).

Accordingly, the parties hereto agree as follows:

Certain Defined Terms

“Account Control Agreement” means the Securities Account Control Agreement, dated as of December 18, 2019, among the Company, the Administrative Agent, the Collateral Agent and the Securities Intermediary.

“Additional Distribution Date” has the meaning set forth in Section 4.05.

“Adjusted Applicable Margin” means the stated Applicable Margin for Advances set forth on the Transaction Schedule plus 2% per annum.

“Administrative Agent” has the meaning set forth in the introductory section of this Agreement.

“Advances” has the meaning set forth in the introductory section of this Agreement.

“Adverse Proceeding” means any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration (whether or not purportedly on behalf of the Company) at law or in equity, or before or by any Governmental Authority, whether pending, active or, to the Company’s or the Portfolio Manager’s knowledge, threatened against or affecting the Company or the Portfolio Manager or their respective property that would reasonably be expected to result in a Material Adverse Effect.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling, controlled by, or under common control with, such former Person but, which shall not, with respect to the Company, include the obligors under any Portfolio Investment. For the purposes of this definition, control of a Person shall mean the power, direct or indirect, (i) to vote more than 50% of the securities having ordinary voting power for the election of directors of any such Person or (ii) to direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

“Agent” has the meaning set forth in Section 9.01.

“Agent Business Day” means any day on which commercial banks settle payments in each of New York City and the city in which the corporate trust office of the Collateral Agent is located (which shall initially be Boston, Massachusetts).

“Agreement” has the meaning set forth in the introductory paragraph hereto.

“Amendment” has the meaning set forth in Section 6.03.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Company from time to time concerning or relating to bribery or corruption.

“Applicable Banking Law” has the meaning set forth in Section 9.01.

“Applicable Law” means, for any Person, all existing and future laws, rules, regulations (including temporary and final income tax regulations), statutes, treaties, codes, ordinances, permits, certificates, orders, licenses of and interpretations by any Governmental Authority applicable to such Person and applicable judgments, decrees, injunctions, writs, awards or orders of any court, arbitrator or other administrative, judicial, or quasi-judicial tribunal or agency of competent jurisdiction.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of a Calculation Period pursuant to this Agreement as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Calculation Period” pursuant to clause (d) of Section 3.02.

“Base Rate” means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 0.50%. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively. In the event that the Base Rate is below zero at any time during the term of this Agreement, it shall be deemed to be zero until it exceeds zero again.

“Benchmark” means, initially, the Term SOFR Rate; provided that if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 3.02.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1) Daily Simple SOFR; and

(2) the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Company as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for the then-current Benchmark for U.S. syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment;

provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion.

If the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than 0% per annum, the Benchmark Replacement will be deemed to be 0% per annum for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement pursuant to clause (2) of the definition of “Benchmark Replacement” or any applicable Calculation Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. syndicated credit facilities denominated in the applicable Currency; provided that, in the case of this clause (2), such adjustment shall not be in the form of an increase of the Applicable Margin.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Calculation Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Company) decides is appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent (in consultation with the Company) decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent (in consultation with the Company) determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Company) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means, with respect to any Benchmark, the earliest to occur of the following events with respect to such then-current Benchmark:

(1)    in the case of clause (1) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2)    in the case of clause (2) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means, with respect to any Benchmark, the occurrence of one or more of the following events with respect to such then-current Benchmark:

(1)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the NYFRB, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, with respect to any Benchmark, the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.02.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrowing Base Test” means a test that will be satisfied on any date of determination if the following is true:

Net Advance	≤	AR
Net Asset Value

Where:

AR = 55%.

“BusinessDay” means any day on which commercial banks are open in each of New York City and the city in which the corporate trust office of the Collateral Agent is located~~; provided that, with respect to any LIBOR related provisions herein, “Business Day “shall be deemed to exclude anyday on which banks are required or authorized to be closed in London, England~~.

“Calculation Period” means the quarterly period from and including the date on which the first Advance is made hereunder to but excluding the first Calculation Period Start Date following the date of such Advance and each successive quarterly period from and including a Calculation Period Start Date to but excluding the immediately succeeding Calculation Period Start Date (or, in the case of the last Calculation Period, if the last Calculation Period does not end on the last calendar day of March, June, September or December, the period from and including the related Calculation Period Start Date to but excluding the Maturity Date).

“Calculation Period Start Date” means the fifth calendar day of January, April, July and October of each year (or, if any such date is not a Business Day, the immediately succeeding Business Day), commencing in April 2020.

“Cash Equivalents” means, any of the following: (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date; (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iii) commercial paper maturing no more than three months from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least “A-1” from S&P or at least “P-1” from Moody’s; (iv) certificates of deposit or bankers’ acceptances maturing within three months after such date and issued or accepted by any Lender or by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least “adequately capitalized” (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $1,000,000,000; and (v) shares of any money market mutual fund that (a) has substantially all of its assets invested continuously in the types of investments referred to in clauses (i) and (ii) above, (b) has net assets of not less than $5,000,000,000, and (c) has the highest rating obtainable from either S&P or Moody’s; provided that Cash Equivalents may include investments for which U.S. Bank Trust Company, National Association or an Affiliate provides services and receives compensation therefor.

“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that all requests, rules, guidelines or directives concerning liquidity and capital adequacy issued by any United States regulatory authority (i) under or in connection with the implementation of the Dodd-Frank Wall Street Reform and Consumer Protection Act and (ii) in connection with the implementation of the recommendations of the Bank for International Settlements or the Basel Committee on Banking Regulations and Supervisory Practices (or any successor or similar authority) shall be deemed to have occurred after the date of this Agreement for purposes of this definition, regardless of the date adopted, issued, promulgated or implemented.

“Change of Control” means an event or series of events by which (A) the Parent or its Affiliates, collectively, (i) shall cease to possess, directly or indirectly, the right to elect or appoint (through contract, ownership of voting securities, or otherwise) managers that at all times have a majority of the votes of the board of managers (or similar governing body) of the Company or to direct the management policies and decisions of the Company or (ii) shall cease, directly or indirectly, to own and control legally and beneficially all of the equity interests of the Company or (B) BC Partners LLP or any Affiliate thereof shall cease to be the investment adviser of the Parent.

“Charges” has the meaning set forth in Section 10.08.

“CME Term SOFR Administrator” means CME Group Benchmark Administration Limited as administrator of the forward-looking term SOFR (or a successor administrator).

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning set forth in Section 8.02(a).

“Collateral Accounts” has the meaning set forth in Section 8.01(a).

“Collateral Administrator” has the meaning set forth in the introductory section of this Agreement.

“Collateral Agent” has the meaning set forth in the introductory section of this

“Collateral Principal Amount” means on any date of determination (A) the aggregate principal balance of the Portfolio, excluding the unfunded balance on any Delayed Funding Term Loan, as of such date plus (B) the amounts on deposit in the Collateral Accounts (including cash and Eligible Investments) representing Principal Proceeds as of such date and the amounts on deposit in the Unfunded Exposure Account (including cash and Eligible Investments) as of such date minus (C) the aggregate principal balance of all Ineligible Investments as of such date.

“Collection Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Commitment Fee” has the meaning set forth in Section 4.03(d).

“Commitment Increase Date” means the effective date (which shall be a Business Day) of an increase of the Financing Commitments in accordance with Section 2.06 pursuant to a Commitment Increase Request which the Administrative Agent (in its sole discretion) approves in writing (which may be by email).

“Commitment Increase Request” means, on any date during the Reinvestment Period, the request of the Company in writing (which may be by email) to the Administrative Agent and the Lenders for an increase of the Financing Commitments pursuant to Section 2.06.

“Company” has the meaning set forth in the introductory section of this Agreement.

“Concentration Limitation Excess” means, on any date of determination, without duplication, all or the portion of the principal amount of any Portfolio Investment (other than any Ineligible Investment) that exceeds any Concentration Limitation as of such date; provided that the Portfolio Manager (on behalf of the Company) shall select in its sole discretion which Portfolio Investment(s) constitute part of the Concentration Limitation Excess; provided further that with respect to any Delayed Funding Term Loan, the Portfolio Manager shall select any term Portfolio Investment from the same obligor and/or any funded portion of the aggregate commitment amount of such Delayed Funding Term Loan before selecting any unfunded portion of such aggregate commitment amount; provided further that if the Portfolio Manager does not so select any Portfolio Investment(s), the applicable portion of the Portfolio Investment(s) determined by the Administrative Agent shall make up the Concentration Limitation Excess.

“Concentration Limitations” has the meaning set forth in Schedule 4.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Credit Risk Party” has the meaning set forth in Article VII.

“Custodial Account” means the account(s) established by the Securities Intermediary and set forth on the Transaction Schedule and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may (in consultation with the Company) establish another convention in its reasonable discretion.

“Debt Security” means any obligations (other than a Loan) evidenced by a bond, note, debenture or similar instrument.

“Default” has the meaning set forth in Section 1.03.

“Delayed Funding Term Loan” means any Loan that (a) requires the holder thereof to make one or more future advances to the obligor under the Underlying Instruments relating thereto, (b) specifies a maximum amount that can be borrowed on or prior to one or more fixed dates, and (c) does not permit the re-borrowing of any amount previously repaid by the obligor thereunder; but, for the avoidance of doubt, any such Loan will be a Delayed Funding Term Loan only until all commitments by the holders thereof to make such future advances to the obligor thereon expire or are terminated or reduced to zero.

“Deliver” (and its correlative forms) means the taking of the following steps by the Company or the Portfolio Manager:

(1)    except as provided in clauses (3) or (4) below, in the case of Portfolio Investments and Eligible Investments and amounts on deposit in the Collateral Accounts, by (x) causing the Securities Intermediary to indicate by book entry that a financial asset comprised thereof has been credited to the applicable Collateral Account and (y) causing the Securities Intermediary to agree, pursuant to the Account Control Agreement, that it will comply with entitlement orders originated by the Collateral Agent with respect to each such security entitlement without further consent by the Company;

(2)    in the case of each general intangible, by notifying the obligor thereunder of the security interest of the Collateral Agent (except to the extent that the requirement for consent by any person to the pledge hereunder or transfer thereof to the Collateral Agent or the Administrative Agent is rendered ineffective under Section 9-406 of the UCC, no such requirement for consent exists in the applicable Underlying Instruments or such consent has otherwise been obtained);

(3)    in the case of Portfolio Investments consisting of money or instruments (the “Possessory Collateral”) that do not constitute a financial asset forming the basis of a security entitlement delivered to the Collateral Agent pursuant to clause (1) above, by causing (x) the Collateral Agent to obtain possession of such Possessory Collateral in the State of New York or another state of the United States that has adopted Articles 8 and 9 of the Uniform Commercial Code, or (y) a Person other than the Company and a securities intermediary (A)(I) to obtain possession of such Possessory Collateral in a state specified in clause (x) above, and (II) to then authenticate a record acknowledging that it holds possession of such Possessory Collateral for Code and any U.S. or non-U.S. fiscal or regulatory law, legislation, rules, guidance, notes or practices adopted pursuant to such intergovernmental agreement.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time, and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the effective federal funds rate, provided that if the Federal Funds Effective Rate as so determined would be less than zero, such rate shall be deemed to be zero for the purposes of this Agreement.

“Financing Commitment” means, with respect to each Lender, the commitment of such Lender to provide Advances to the Company hereunder in an amount up to but not exceeding the amount set forth opposite such Lender’s name on the Transaction Schedule.

“First Amendment Effective Date” means April 29, 2022.

“First Amendment Effective Date Letter” means the letter agreement, dated as of the First Amendment Effective Date, by and between the Company and the Administrative Agent.

“Foreign Lender” means a Lender that is not a U.S. Person.

“GAAP” means generally accepted accounting principles in effect from time to time in the United States, as applied from time to time by the Company.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Indebtedness” as applied to any Person, means, without duplication, as determined in accordance with GAAP, (i) all indebtedness of such Person for borrowed money; (ii) all obligations of such Person evidenced by bonds, debentures, notes, deferrable securities or other similar instruments; (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable and accrued expenses arising in the ordinary course of business; (iv) that portion of obligations with respect to capital leases that is properly classified as a liability of such Person on a balance sheet; (v) all non-contingent obligations of such Person to reimburse or prepay any bank or other Person in respect of amounts paid under a letter of credit, banker’s acceptance or similar instrument; (vi) all debt of others secured by a Lien on any asset of such Person, whether or not such debt is assumed by such Person; and (vii) all debt, lease obligations or similar obligations to repay money of others guaranteed by such Person or for which such Person acts as contractual surety and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person or otherwise to assure a creditor against loss. Notwithstanding the foregoing, “Indebtedness” shall not include (a) a commitment arising in the ordinary course of business to purchase a future Portfolio Investment in accordance with the terms of this Agreement, (b) any obligation of such Person to fund any Portfolio Investment constituting a Delayed Funding Term Loan, (c) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase price of an asset or investment to satisfy unperformed obligations of the seller of such asset or investment, or (d) indebtedness of the Borrower on account of the sale by the Borrower of the first out tranche of any Portfolio Investment that arises solely as an accounting matter under ASC 860, provided that such indebtedness (i) is nonrecourse

“Interest Proceeds” means all payments of interest received in respect of the Portfolio Investments and Eligible Investments acquired with the proceeds of Portfolio Investments (in each case other than accrued interest purchased using Principal Proceeds, but including proceeds received from the sale of interest accrued after the date on which the Company acquired the related Portfolio Investment), all other payments on the Eligible Investments acquired with the proceeds of Portfolio Investments (for the avoidance of doubt, such other payments shall not include principal payments (including, without limitation, prepayments, repayments or sale proceeds) with respect to Eligible Investments acquired with Principal Proceeds) and all payments of fees, dividends and other similar amounts received in respect of the Portfolio Investments or deposited into any of the Collateral Accounts (including closing fees, commitment fees, facility fees, late payment fees, amendment fees, waiver fees, prepayment fees and premiums, ticking fees, delayed compensation, customary syndication or other up-front fees and customary administrative agency or similar fees); provided, however, that for the avoidance of doubt, Interest Proceeds shall not include amounts or Eligible Investments in the MV Cure Account or Unfunded Exposure Account or any proceeds therefrom.

“Investment” means (a) the purchase of any debt or equity security of any other Person, or (b) the making of any Loan or advance to any other Person, or (c) becoming obligated with respect to a contingent obligation in respect of obligations of any other Person.

“IRS” means the United States Internal Revenue Service.

“JPMCB” has the meaning set forth in the introductory section of this Agreement.

“KCAP Master Participation Agreement” has the meaning set forth in the introductory section of this Agreement.

“Lender Participant” has the meaning set forth in Section 10.06(c).

“Lenders” has the meaning set forth in the introductory section of this Agreement.

“Liabilities” has the meaning set forth in Section 5.03.

~~“LIBO Rate” means, for each Calculation Period relating to an Advance, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Calculation Period; provided that if the LIBO Screen Rate shall not be available at such time then the LIBO Rate for such Calculation Period shall be the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between (a) the LIBO Screen Rate for the longest period available that is shorter than three months and (b) the LIBO Screen Rate for the shortest period available that is longer than three months, in each case, at such time.~~

~~”LIBO Screen Rate” means, for each Calculation Period relating to an Advance, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for U.S. Dollars for a period equal to three months as displayed on such day and time on pages LIBOR01 or LIBOR02 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that if the LIBO Screen Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.~~

“Lien” means any security interest, lien, charge, pledge, preference or encumbrance of any kind, in each case, securing the payment of obligations, including tax liens, mechanics’ liens and any liens that attach by operation of law.

“Liquid Debt Security” means, as of any date of determination, a Debt Security that has had traded volume through TRACE of at least $5,000,000 during the thirty day period immediately preceding such date.

“Liquid Portfolio Investment” means, as of any date of determination, (i) a Loan that has at least two bids available through LoanX/Markit Group Limited or (ii) a Liquid Debt Security.

“Loan” means any obligation for the payment or repayment of borrowed money that is documented by a term loan agreement or other similar credit agreement.

”Loan Assignment Agreement” has the meaning set forth in Section 8.01(a).

“Loan Documents” means this Agreement, each Sale Agreement, the Account Control Agreement, the Effective Date Letter, the First Amendment Effective Date Letter and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, in each case executed or delivered by the Company or any Affiliate thereof with or in favor of the Administrative Agent and/or the Lenders pursuant to the terms of this Agreement or any of the other Loan Documents and any additional documents delivered by the Company or any Affiliate thereof to or in favor of the Administrative Agent and/or the Lenders in connection with any such amendment, supplement or modification.

“Management Fee” means, with respect to any Interest Payment Date, the fee payable to the Portfolio Manager for services rendered during the related Calculation Period hereunder, which shall be equal to one-fourth of the product of (i) the Management Fee Percentage multiplied by (ii) the average of the values of the aggregate principal amount of the Portfolio Investments (other than Ineligible Investments) on the first day and the last day of the related Calculation Period. For the avoidance of doubt, the Portfolio Manager may waive or defer the payment of any Management Fee in its sole discretion.

“Management Fee Percentage” means 0.50% per annum.

“Margin Stock” has the meaning provided such term in Regulation U of the Board of Governors of the Federal Reserve Board.

“Market Value” means, on any date of determination, (i) with respect to any Liquid Portfolio Investment, the average indicative bid-side price (expressed as a percentage) determined by LoanX, Inc. or Markit Group Limited, in the case of a Loan, or the most recent price reported on TRACE in an amount at least equal to $1,000,000, in the case of a Liquid Debt Security (or, in either case, if the Administrative Agent determines in its sole discretion that such price is not available or is not indicative of the actual current market value, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner) and (ii) with respect to any other Portfolio Investment, the market value of such Portfolio Investment as determined by the Administrative Agent in good faith and in a commercially reasonable manner, in each case, expressed as a percentage of par.

So long as no Market Value Event has occurred or Event of Default has occurred and is continuing, the Portfolio Manager shall have the right to initiate a dispute of the Market Value of certain such purposes. For the avoidance of doubt, if the trade date for the sale of a Portfolio Investment has occurred, but the related settlement date has not occurred, then Net Asset Value of such Portfolio Investment shall be calculated in accordance with this definition as if such Portfolio Investment remains owned by the Company until the applicable settlement date.

“Net Purchased Loan Balance” means, as of any date of determination, an amount equal to (a) the aggregate principal balance of all Portfolio Investments acquired by the Company prior to such date minus (b) the aggregate principal balance of all Portfolio Investments repurchased by the Parent or an Affiliate thereof prior to such date.

”Non-Call Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, the earlier of (i) ~~December 18~~April 29, ~~2021~~2024 and (ii) the Non-Call Termination Date.

“Non-Call Termination Date” means any date (i) during the Reinvestment Period on which (x) the Company (or the Portfolio Manager on its behalf) has submitted at least ten (10) Notices of Acquisition (including all related information required to be delivered in connection therewith pursuant to Section 1.02) to the Administrative Agent in the immediately preceding twelve month period relating to proposed Portfolio Investments each of which (A) satisfy all of the Eligibility Criteria, (B) would not cause any of the Concentration Limitations to be exceeded on a pro forma basis immediately after giving effect to their proposed acquisition and (C) is similar in nature to the Initial Portfolio Investments or is otherwise of a nature set forth in the Effective Date Letter (in each case, as reasonably determined by the Administrative Agent) and (y) the Administrative Agent has failed to approve the Portfolio Investments proposed to be acquired in at least five (5) of such Notices of Acquisition within the time period specified in Section 1.02(c); provided that if the Administrative Agent initially does not approve but then subsequently approves any such Portfolio Investment, it shall be deemed an approval of such Portfolio Investment to the extent that the applicable Portfolio Investment is subsequently purchased by the Company, (ii) JPMorgan Chase Bank, National Association ceases to act as Administrative Agent, (iii) the Advances bear interest at a rate other than the ~~LIBO~~Term SOFR Rate or any replacement index implement pursuant to Section 3.01(h)(ii), except to the extent such rate is consistent with the rate that the initial Lender or its affiliates are generally charging under comparable provisions of credit facilities provided by them to similarly situated special purpose entity borrowers whose primary assets consist of loans and/or debt securities of the same general nature as the Portfolio Investments (it being understood that the spread over such index rate or other rate adjustment based on the credit risk of the related collateral assets or portfolio manager will not constitute a component of the interest rate charged by the initial Lender or its affiliates for purposes of determining comparability under this clause (iii)), or (iv) on which a Market Value Cure Failure occurs or the maturity of the Obligations is accelerated following the occurrence of an Event of Default.

”Notice of Acquisition” has the meaning set forth in Section 1.02(a).

“NYFRB” means the Federal Reserve Bank of New York.

“OHA” has the meaning set forth in the introductory section of this Agreement.

“OHA Initial Portfolio Investments” means the Portfolio Investments listed in Part B of Schedule 5.

“OHA Master Participation Agreement” has the meaning set forth in the introductory section of this Agreement.

“Purchase Commitment” has the meaning set forth in Section 1.02(a).

“Ramp-Up Period” means the period from and including the Effective Date to, but excluding, June 18, 2020.

“Register” has the meaning set forth in Section 3.01(c).

”Reinvestment Period” means the period beginning on, and including, the Effective Date and ending on, but excluding, the earliest of (i) ~~December 18~~April 29, ~~2022~~2025, (ii) the date on which a Market Value Event occurs (unless waived by the Administrative Agent in its sole discretion) and (iii) the date on which an Event of Default occurs; provided that, in the case of this clause (iii), with the written consent of the Required Lenders and the Administrative Agent (which consent may be granted or withheld in their respective sole discretion), at the request of the Portfolio Manager, the Reinvestment Period may be reinstated if such Event of Default is waived or is cured prior to any declaration of the Secured Obligations as due and payable pursuant to Article VII as a result of such Event of Default.

“Related Parties” has the meaning set forth in Section 9.01.

“Relevant Governmental Body” means the Federal Reserve Board and/or the NYFRB, or a committee officially endorsed or convened by the Federal Reserve Board and/or the NYFRB or, in each case, any successor thereto.

“Request for Advance” has the meaning set forth in Section 2.03(d).

“Required Lenders” means Lenders holding 50.1% or more of the sum of (i) the aggregate principal amount of the outstanding Advances plus (ii) the aggregate undrawn amount of the outstanding Financing Commitments.

“Responsible Officer” means with respect to the Collateral Agent, the Securities Intermediary or the Collateral Administrator, any officer of such Person customarily performing functions with respect to corporate trust matters and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject in each case, having direct responsibility for the administration of this Agreement.

“Restricted Payment” means (i) any dividend or other distribution (including, without limitation, a distribution of non-cash assets), direct or indirect, on account of any shares or other equity interests in the Company now or hereafter outstanding; (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by the Company of any shares or other equity interests in the Company now or hereafter outstanding; and (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares or other equity interests in the Company now or hereafter outstanding.

“Sale Agreements” has the meaning set forth in the introductory section of this Agreement.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Cuba, Iran, North Korea, Syria and Crimea).

balances of all other Loans or Debt Securities of equal or higher seniority secured by a first priority Lien over the same collateral.

”Settlement Date” has the meaning set forth in Section 1.03.

“SOFR” means the Secured Overnight Financing Rate.

“Solvent” means, with respect to any Person, that as of the date of determination, (a) the sum of such Person’s debt (including contingent liabilities) does not exceed the present fair value of such Person’s present assets; (b) such Person’s capital is not unreasonably small in relation to its business as contemplated on the date of this Agreement; and (c) such Person has not incurred debts beyond its ability to pay such debts as they become due (whether at maturity or otherwise). For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person; provided that notwithstanding any provision herein to the contrary, the term “Subsidiary” shall not include any Person that constitutes an investment held by the Company in the ordinary course of business and that is not, under GAAP, consolidated on the financial statements of the Company.

“Substitute Portfolio Investment” has the meaning specified in Section 1.06.

“Substitution” has the meaning specified in Section 1.06.

“Substitution Date” has the meaning specified in Section 1.03.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR Rate” means, for each Calculation Period relating to an Advance, the Term SOFR Reference Rate at approximately 5:00 a.m., Chicago time, two (2) Business Days prior to the commencement of such Calculation Period for rates with a tenor of three months, as such rate is published by the CME Term SOFR Administrator.

“Term SOFR Reference Rate” means, for any day and time (such day, the “Term SOFR Determination Day”), for each Calculation Period relating to an Advance, the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR; provided that if the Term SOFR Reference Rate as so determined would be less than 0%, such rate shall be deemed to be 0% for the purposes of this Agreement. If by 5:00 pm (Central Standard time) on the fifth (5th) Business Day immediately following any Term SOFR Determination Day, the “Term SOFR Reference Rate” for the applicable tenor has not been published by the CME Term SOFR Administrator, then the Term SOFR Reference Rate for such Term SOFR Determination Day will be the Term SOFR Reference Rate as published in respect of the first preceding Business Day for which such Term SOFR Reference Rate was published by the CME Term SOFR Administrator, so long as such first preceding Business Day is not more than five (5) Business Days prior to such Term SOFR Determination Day.

“TRACE” means the Trade Reporting and Compliance Engine.

“Trade Date” has the meaning set forth in Section 1.03.

“Transaction Schedule” has the meaning set forth in the introductory section of this Agreement.

“UCC” means the Uniform Commercial Code in effect in the State of New York.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment; provided that, if the Unadjusted Benchmark Replacement as so determined would be less than zero, the Unadjusted Benchmark Replacement will be deemed to be zero for the purposes of this Agreement.

“Uncertificated Security” has the meaning set forth in the UCC.

“Underlying Instruments” means the loan agreement, credit agreement, indenture or other agreement pursuant to which a Portfolio Investment has been issued or created and each other agreement that governs the terms of or secures the obligations represented by such Portfolio Investment or of which the holders of such Portfolio Investment are the beneficiaries.

“Unfunded Exposure Account” means the account established by the Securities Intermediary and set forth on the Transaction Schedule for the deposit of funds used to cash collateralize the Unfunded Exposure Amount and any successor accounts established in connection with the resignation or removal of the Securities Intermediary.

“Unfunded Exposure Amount” means, on any date of determination, with respect to any Delayed Funding Term Loan, an amount equal to the aggregate amount of all unfunded commitments associated with such Delayed Funding Term Loan.

“Unfunded Exposure Shortfall” means, on any date of determination, an amount equal to the greater of (i) 0 and (ii) the aggregate Unfunded Exposure Amount for all Portfolio Investments minus the sum of (x) the amounts on deposit in the Unfunded Exposure Account and (y) 2.5% of the Collateral Principal Amount.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Tax Compliance Certificate” has the meaning set forth in Section 3.03(f).

“Working Capital Revolver” means a revolving lending facility secured on a first lien basis solely by all or a portion of the current assets of the related obligor, the obligor’s leverage ratio in respect of which (determined based on the aggregate commitment amount thereof (whether funded or unfunded) to EBITDA for the period of four fiscal quarters ending on or most recently ended prior to such date for which financial statements are available (as calculated in accordance with the related Underlying Instruments)) does not exceed 0.75x (or such larger ratio as the Administrative Agent may agree in its sole discretion).

ARTICLE III

ADDITIONAL TERMS APPLICABLE TO THE ADVANCES

SECTION 3.01. The Advances.

(a) Making the Advances. If the Lenders are required to make an Advance to the Company as provided in Section 2.03, then each Lender shall make such Advance on the proposed date thereof by wire transfer of immediately available funds to the Collateral Agent for deposit to the Collection Account; provided that the Company hereby directs the Lenders to pay proceeds of the Advance to be made on the Effective Date and proceeds of the Advance made in connection with the acquisition of the Post-Effective Date Initial Portfolio Investments (to the extent that such Advance is made under this Agreement upon satisfaction of the conditions thereto), in each case, in the amounts specified in the Effective Date Letter, in accordance with the instructions set forth in the Effective Date Letter. Each Lender at its option may make any Advance by causing any domestic or foreign branch or Affiliate of such Lender to make such Advance; provided that any exercise of such option shall not affect the obligation of the Company to repay such Advance in accordance with the terms of this Agreement. Subject to the terms and conditions set forth herein, the Company may borrow and prepay Advances.

Payment of the proceeds of Advances by the Lenders in accordance with the instructions set forth in the Effective Date Letter as provided in the immediately preceding paragraph will constitute the making of the applicable Advances (or portions thereof, as applicable) to the Company for all purposes and all obligations of the Lenders to make such Advance shall be satisfied thereby.

(b) Interest on the Advances. Subject to Section 3.01(h), all outstanding Advances shall bear interest (from and including the date on which such Advance is made) at a per annum rate equal to the ~~LIBO Rate~~Benchmark for each Calculation Period in effect plus the Applicable Margin for Advances set forth on the Transaction Schedule; provided that, following the occurrence and during the continuance of an Event of Default, all outstanding Advances and any unpaid interest thereon shall bear interest (from and including the date of such Event of Default) at a per annum rate equal to the ~~LIBO Rate~~Benchmark for each Calculation Period in effect plus the Adjusted Applicable Margin; provided further that, solely for purposes of this Section 3.01(b), if the aggregate amount of outstanding Advances at any time is less than the Minimum Funding Amount, the amount of outstanding Advances at such time shall be deemed to equal the Minimum Funding Amount and the interest rate in respect of the positive difference between the Minimum Funding Amount and the aggregate outstanding amount of the Advances shall be deemed to be the Applicable Margin for Advances set forth on the Transaction Schedule (plus, if applicable pursuant to the first proviso above, the Adjusted Applicable Margin).

(c) Evidence of the Advances. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Company to such Lender resulting from each Advance made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. The Administrative Agent, acting solely for this purpose as an agent of the Company, shall maintain at one of its offices a register (the “Register”) in which it shall record (1) the amount of each Advance made hereunder, (2) the amount of any principal or interest due and payable or to become due and payable from the Company to each Lender hereunder and (3) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof. The entries made in the Register maintained pursuant to this paragraph (c) shall be conclusive absent manifest error; provided that the failure of any Lender or the Administrative Agent to maintain such Register or any error therein shall not in any manner affect the obligation of the Company to repay the Advances in accordance with the terms of this Agreement.

Any Lender may request that Advances made by it be evidenced by a promissory note. In such event, the Company shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if a registered note is requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed). Thereafter, the Advances evidenced by such promissory note and interest thereon shall at all times be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

(d) Pro Rata Treatment. Except as otherwise provided herein, all borrowings of, and payments in respect of, the Advances shall be made on a pro rata basis by or to the Lenders in accordance with their respective portions of the Financing Commitments in respect of Advances held by them.

(e) Illegality. Notwithstanding any other provision of this Agreement, if any Lender or the Administrative Agent shall notify the Company that the adoption of any law, rule or regulation, or any change therein or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, makes it unlawful, or any Governmental Authority asserts that it is unlawful, for a Lender or the Administrative Agent to perform its obligations hereunder to fund or maintain Advances hereunder, then (1) the obligation of such Lender or the Administrative Agent hereunder shall immediately be suspended until such time as such Lender or the Administrative Agent determines (in its sole discretion) that such performance is again lawful, (2) at the request of the Company, such Lender or the Administrative Agent, as applicable, shall, until such time as the Advances are required to be prepaid as required under clause (3) below, take an action specified in Section 3.01(f)(vi) below, and (3) if such Lender or the Administrative Agent is unable to effect a designation or assignment under Section 3.01(f)(vi), then any outstanding Advances of such Lender shall be promptly paid in full by the Company (together with all accrued interest and other amounts owing hereunder) but not later than the earlier of (x) if the Company requests such Lender or the Administrative Agent to take the actions set forth in clause (2) above, 20 calendar days after the date on which such Lender or the Administrative Agent notifies the Company in writing that it is unable make a designation or assignment as set forth in Section 3.01(f)(vi) and (y) such date as shall be mandated by law~~; provided that, to the extent that any such adoption or change makes it unlawful for the Advances to bear interest by reference to the LIBO Rate, then the foregoing clauses (1) through (3) shall not apply and the Advances shall bear interest (from and after the last day of the Calculation Period ending immediately after such adoption or change) at a per annum rate equal to the Base Rate plus the Applicable Margin for Advances set forth on the Transaction Schedule~~.

(f) Increased Costs.

(i) If any Change in Law shall:

(A) impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender;

(B) impose on any Lender or the ~~London interbank~~applicable interest rate market any other condition, cost or expense (other than Taxes) affecting this Agreement or Advances made by such Lender; or

responsible for increased amounts referred to in this Section 3.01(f) which relates to any other entities to which any Lender provides financing.

(vi) If any Lender requests compensation under Section 3.01(e) above or this Section 3.01(f), or if the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.03, then such Lender shall (at the request of the Company) use reasonable efforts to designate a different lending office for funding or booking its Advances hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.01(e) above or this Section 3.01(f) or Section 3.03, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be materially disadvantageous to such Lender. The Company hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(vii) If any Lender (A) provides notice of unlawfulness or requests compensation under Section 3.01(e) above or this Section 3.01(f), or if the Company is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.03, and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with clause (vi) above, (B) defaults in its obligation to make Advances hereunder or (C) becomes subject to a Bail-In Action, then the Company may, at its sole expense and effort, upon written notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights and obligations under this Agreement and the related transaction documents to an assignee identified by the Company that shall assume such obligations (whereupon such Lender shall be obligated to so assign); provided that, (x) such Lender shall have received payment of an amount equal to the outstanding principal of its Advances, accrued interest thereon, accrued fees and all other amounts payable to it hereunder through the date of such assignment and (y) a Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Company to require such assignment and delegation cease to apply. No prepayment fee that may otherwise be due hereunder shall be payable to such Lender in connection with any such assignment.

(g) No Set-off or counterclaim. Subject to Section 3.03, all payments to be made hereunder by the Company in respect of the Advances shall be made without set-off or counterclaim and in such amounts as may be necessary in order that every such payment (after deduction or withholding for or on account of any present or future Taxes imposed by the jurisdiction in which the Company is organized or any political subdivision or taxing authority therein or thereof) shall not be less than the amounts otherwise specified to be paid under this Agreement.

(h) Alternate Rate of Interest. ~~(i)~~ If prior to the commencement of any Calculation Period: (x) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the ~~LIBO Rate~~Benchmark (including, without limitation, because the ~~LIBO Rate~~Benchmark is not available or published on a current basis), for U.S. dollar deposits and such Calculation Period; provided that no Benchmark Transition Event shall have occurred at such time; or (y) the Administrative Agent is advised by the Required Lenders that the ~~LIBO Rate~~Benchmark, as applicable, for such Calculation Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their

Advances (or its Advance) included in such Advance for such Calculation Period; then the Administrative Agent shall give notice thereof to the Company, the Collateral Agent and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Company and the Lenders that the circumstances giving rise to such notice no longer exist, if any Advance is requested, such Advance shall accrue interest at the Base Rate plus the Applicable Margin for Advances set forth on the Transaction Schedule.

~~(ii)    If at any time the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (x) the circumstances set forth in Section 3.01(h)(i)(x) have arisen and such circumstances are unlikely to be temporary or (y) the circumstances set forth in Section 3.01(h)(i)(x) have not arisen but the supervisor for the administrator of the LIBO Rate or a governmental authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Rate shall no longer be used for determining interest rates for loans, then the Administrative Agent and the Company shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such changes shall not include a reduction in the Applicable Margin). Notwithstanding anything to the contrary in Section 10.05, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (ii) (but, in the case of the circumstances described in clause (y) of the first sentence of this Section 3.01(h)(ii), only to the extent the LIBO Rate for U.S. dollar deposits and such Calculation Period is not available or published at such time on a current basis), if any Advance is requested, such advance shall accrue interest at the Base Rate plus the Applicable Margin for Advances set forth on the Transaction Schedule.~~

~~[Reserved]~~Benchmark Replacement.(a) Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided by the Administrative Agent to the Lenders and the Company without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.

(b)    In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document (other than as provided in the definition of “Benchmark Replacement Conforming Changes”).

(c)    The Administrative Agent will promptly notify the Company, the Lenders and the Collateral Administrator of (i) any occurrence of a Benchmark Transition Event and its related Benchmark Replacement Date, (ii) the implementation of any Benchmark Replacement, (iii) the effectiveness of any Benchmark Replacement Conforming Changes, (iv) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (v) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, the Company or any Lender (or group of Lenders) pursuant to this Section 3.02, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.02.

(d)    Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark (1) is no longer representative or will no longer be representative as of a specified date or (2) will cease to be provided by the administrator permanently or indefinitely as of specified date, then the Administrative Agent may modify the definition of “Calculation Period” for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for such Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is no longer or will no longer be representative for such Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Calculation Period” for all settings of such Benchmark at or after such time to reinstate such previously removed tenor.

SECTION 3.02. Taxes.

(a) Payments Free of Taxes. All payments to be made hereunder by the Company in respect of the Advances shall be made without deduction or withholding for any Taxes, except as required by Applicable Law (including FATCA). If any Applicable Law requires the deduction or withholding of any Tax from any such payment by the Company, then the Company shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the Company shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Lender receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) Payment of Other Taxes by the Company. The Company shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(b) Accrued and unpaid interest on the Advances shall be payable in arrears on each Interest Payment Date, each Additional Distribution Date and on the Maturity Date in accordance with the Priority of Payments; provided that (i) interest accrued pursuant to the first proviso to Section 3.01(b) shall be payable on demand and (ii) in the event of any repayment or prepayment of any Advances, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. “Interest Payment Date” means the fifth Business Day after the last day of each Calculation Period.

(c) (i)    Subject to the requirements of this Section 4.03(c), the Company shall have the right from time to time to prepay outstanding Advances (which prepayment shall result in a termination of Financing Commitments only to the extent required pursuant to Section 4.07) in whole or in part (A) on any Business Day that JPMorgan Chase Bank, National Association ceases to act as Administrative Agent, (B) in connection with a Market Value Cure or (C) on any Business Day without regard to clauses (A) and (B); provided that the Company may not prepay Advances more than three times during any Calculation Period pursuant to this clause (C) without the written consent (including via email) of the Administrative Agent (which may be granted or withheld in its sole discretion). The Company shall notify the Administrative Agent, the Collateral Agent and the Collateral Administrator by electronic mail of an executed document (attached as a .pdf or similar file) of any prepayment pursuant to this Section 4.03(c)(i) not later than 2:00 p.m., New York City time, two (2) Business Days before the date of prepayment. Each such notice shall be irrevocable (unless such notice conditions such prepayment upon consummation of a transaction which is contemplated to result in a prepayment of outstanding Advances, in which event such notice may be revocable or conditioned upon such consummation) and shall specify the prepayment date and the principal amount of the Advances to be prepaid. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Except in connection with a Market Value Cure, each partial prepayment of outstanding Advances shall be in an amount not less than U.S.$2,000,000 (or, if less, the aggregate outstanding amount thereof). Prepayments shall be accompanied by accrued and unpaid interest.

(ii)    At the request of any Lender, any prepayment pursuant to Section 4.03(c)(i), whether in full or in part, that is made on a date other than an Interest Payment Date shall be accompanied by any costs incurred by such Lender in respect of the breakage of its funding at the ~~LIBO Rate~~Benchmark for the related Calculation Period.

(d) The Company agrees to pay to the Administrative Agent, for the account of each Lender, a commitment fee (the “Commitment Fee”) in accordance with the Priority of Payments which shall accrue at 0.75% per annum (or, during the Ramp-Up Period, the per annum rate specified in the Effective Date Letter) on the average daily unused amount of the Financing Commitment of such Lender during the applicable period (excluding any portion of such unused amount with respect to which interest is being paid pursuant to Section 3.01(b)) during the period from and including the date of this Agreement to but excluding the last day of the Reinvestment Period. Accrued and unpaid Commitment Fees shall be payable in arrears on each Interest Payment Date, and on the date on which the Financing Commitments terminate. All Commitment Fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(e) The Company agrees to pay the Administrative Agent on the date of this Agreement, for the account of each Lender, an upfront fee on the date hereof in an aggregate amount set forth in the Effective Date Letter. The Company agrees to pay the Administrative Agent on the First Amendment Effective Date, for the account of each Lender, an upfront fee on the date hereof in an aggregate amount set forth in the First Amendment Effective Date Letter. Once paid, such fees or any part thereof shall not be refundable under any circumstances.

(f) Without limiting Section 4.03(c), the Company shall have the obligation from time to time to prepay outstanding Advances in whole or in part on any date with proceeds from sales of Portfolio Investments directed by the Administrative Agent pursuant to Section 1.04 and as set forth in Section 8.01(c). All such prepayments shall be accompanied by accrued and unpaid interest (but no premium).

SECTION 4.04. MV Cure Account.

(a) The Company shall cause all cash received by it in connection with a Market Value Cure to be deposited in the MV Cure Account or remitted to the Collateral Agent, and the Collateral Agent shall credit to the MV Cure Account such amounts received by it (and identified in writing as such) immediately upon receipt thereof. Prior to the Maturity Date, all cash amounts in the MV Cure Account shall be invested in overnight Eligible Investments at the written direction of the Administrative Agent (as directed by the Required Lenders). All amounts contributed to the Company by Parent in connection with a Market Value Cure shall be paid free and clear of any right of chargeback or other equitable claim.

(b) Amounts on deposit in the MV Cure Account may be withdrawn by the Collateral Agent (at the written direction of the Company (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, the Administrative Agent)) and remitted to the Company with prior notice to the Administrative Agent (or, following the occurrence and during the continuance of an Event of Default or following the occurrence of a Market Value Event, to the Lenders for prepayment of Advances and reduction of Financing Commitment); provided that the Company may not direct any withdrawal from the MV Cure Account if the Borrowing Base Test is not satisfied (or would not be satisfied after such withdrawal).

SECTION 4.05. Priority of Payments. On (w) each Interest Payment Date, (x) the Maturity Date, (y) each Agent Business Day after the occurrence of a Market Value Event and (z) each Agent Business Day after the occurrence of an Event of Default and the declaration of the Secured Obligations as due and payable (each date set forth in clauses (y) and (z) above, an “Additional Distribution Date”), the Collateral Agent shall distribute all amounts in the Collection Account in the following order of priority (the “Priority of Payments”); provided that Additional Distribution Dates shall be designated by the Administrative Agent in accordance with Section 4.06 below and there shall only be one Additional Distribution Date per calendar month unless otherwise agreed by the Collateral Agent in its sole discretion in a written notice (including via email) to the Administrative Agent and the Portfolio Manager upon the request of the Administrative Agent:

(a) to pay (i) first, amounts due or payable to the Collateral Agent, the Collateral Administrator and the Securities Intermediary hereunder and under the Account Control Agreement (including fees, out-of-pocket expenses and indemnities) and (ii) second, any other accrued and unpaid fees and out-of-pocket expenses (other than the commitment fee payable to the Lenders, but including Lender indemnities) due hereunder and under the Account Control Agreement, up to a maximum amount under this clause (a) of U.S.$75,000 on each Interest Payment Date, the Maturity Date and each Additional Distribution Date (in the case of any Additional Distribution Date or the Maturity Date, after giving effect to all payments of such amounts on any other Additional Distribution Date or Interest Payment Date occurring in the same calendar quarter);

(b) to pay accrued and unpaid interest due and payable hereunder in respect of the Advances, any accrued and unpaid Commitment Fees payable to the Lenders and any amounts payable to any Lender or the Administrative Agent pursuant to Section 3.01(e) or (f) or Section 3.03 (pro rata based on amounts due);

(c) to pay (i) on each Interest Payment Date, all prepayments of the Advances permitted or required under this Agreement (including any applicable premium) and (ii) on the Maturity Date (and, if applicable, any Additional Distribution Date), principal of the Advances until the Advances are paid in full;

(d) (i) prior to the end of the Reinvestment Period, at the direction of the Portfolio Manager, to fund the Unfunded Exposure Account up to the Unfunded Exposure Amounts and (ii) after the Reinvestment Period, to fund the Unfunded Exposure Account up to the Unfunded Exposure Amount (without the requirement for any direction by the Portfolio Manager);

(e) to pay to the Portfolio Manager (i) any accrued and unpaid Management Fee for the related Calculation Period (unless waived or deferred in whole or in part by Portfolio Manager) in an aggregate amount not to exceed U.S.$250,000 on each Interest Payment Date and (ii) any out-of-pocket expenses incurred by the Portfolio Manager pursuant to the Loan Documents in an aggregate amount not to exceed $100,000 in any period of twelve consecutive months;

(f) to pay all amounts set forth in clause (a) above not paid due to the limitation set forth therein;

(g) to make any Permitted Distributions or Permitted Tax Distributions directed pursuant to this Agreement; and

(h) (i) on any Interest Payment Date, to deposit any remaining amounts in the Collection Account as Principal Proceeds and (ii) on the Maturity Date and any Additional Distribution Date, any remaining amounts to the Company.

SECTION 4.06. Payments Generally. All payments to the Lenders or the Administrative Agent shall be made to the Administrative Agent at the account designated in writing to the Company and the Collateral Agent for further distribution by the Administrative Agent (if applicable). The Administrative Agent shall give written notice to the Collateral Agent and the Collateral Administrator (on which the Collateral Agent and the Collateral Administrator may conclusively rely) and the Portfolio Manager of the calculation of amounts payable to the Lenders in respect of the Advances and the amounts payable to the Portfolio Manager. At least two (2) Business Days prior to each Interest Payment Date, the Maturity Date and any Additional Distribution Date, the Administrative Agent shall deliver an invoice to the Portfolio Manager, the Collateral Agent and the Collateral Administrator in respect of the interest due on such date. At least two (2) Business Days prior to each Additional Distribution Date, the Administrative Agent shall provide written notice (including via email) of such Additional Distribution Date to the Portfolio Manager and the Collateral Agent. All payments not made to the Administrative Agent for distribution to the Lenders shall be made as directed in writing by the Administrative Agent. Subject to Section 3.03 hereof, all payments by the Company hereunder shall be made without setoff or counterclaim. All payments hereunder shall be made in U.S. dollars. All interest calculated using the ~~LIBO~~Term SOFR Rate hereunder shall be computed on the basis of a year of 360 days and all interest calculated using the Base Rate hereunder shall be computed on the basis of a year of 365 days in each case, payable for the actual number of days elapsed (including the first day but excluding the last day).

execute and deliver an instrument transferring to such successor agent all the rights, powers and trusts of the retiring or removed Collateral Agent, Collateral Administrator or Securities Intermediary, as applicable, and shall duly assign, transfer and deliver to such successor agent all property and money held by such retiring or removed Collateral Agent, Collateral Administrator or Securities Intermediary hereunder (and under the Account Control Agreement, if applicable). Upon request of any such successor agent, the Company and the Administrative Agent shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor collateral agent, collateral administrator or securities intermediary all such rights, powers and trusts.

Notwithstanding anything to the contrary contained herein or in any other Loan Document, any corporation into which the Collateral Agent, the Securities Intermediary or the Collateral Administrator may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be a party, or any corporation succeeding to the corporate trust business of the Collateral Agent~~, the Securities Intermediary~~ or the Collateral Administrator shall be the successor of the Collateral Agent~~, the Securities Intermediary~~ or the Collateral Administrator hereunder (and, if applicable, under the Account Control Agreement) without the execution or filing of any paper with any Person or any further act on the part of any Person.

Each Lender acknowledges that it has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, the Collateral Administrator, the Securities Intermediary or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

Anything in this Agreement notwithstanding, in no event shall any Agent, the Collateral Administrator or the Securities Intermediary be liable for special, punitive, indirect or consequential loss or damage of any kind whatsoever (including lost profits), even if such Agent, the Collateral Administrator or the Securities Intermediary, as the case may be, has been advised of such loss or damage and regardless of the form of action.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be liable for any error of judgment made in good faith by an officer or officers of such Agent, the Collateral Administrator or the Securities Intermediary, unless it shall be conclusively determined by a court of competent jurisdiction that such Agent, the Collateral Administrator or the Securities Intermediary was grossly negligent in ascertaining the pertinent facts.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be responsible for the accuracy or content of any certificate, statement, direction or opinion furnished to it in connection with this Agreement.

Each Agent, the Securities Intermediary and the Collateral Administrator shall not be bound to make any investigation into the facts stated in any resolution, certificate, statement, instrument, opinion, report, consent, order, approval, bond or other document or have any responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder.

expenses, including attorney’s fees, in connection with this Agreement and the transactions contemplated hereby, subject to the Priority of Payments.

(f) Execution by the Collateral Agent, the Securities Intermediary and the Collateral Administrator. The Collateral Agent, the Securities Intermediary and the Collateral Administrator are executing this Agreement solely in their capacity as Collateral Agent, Securities Intermediary and Collateral Administrator, respectively, hereunder and in no event shall have any obligation to make any Advance, provide any Advance or perform any obligation of the Administrative Agent hereunder.

(g) Reports by the Collateral Administrator. The Company hereby appoints U.S. Bank Trust Company, National Association as Collateral Administrator and directs the Collateral Administrator to prepare the reports substantially in the form reasonably agreed by the Company, the Collateral Administrator and the Administrative Agent. The Company and the Portfolio Manager shall cooperate with the Collateral Administrator in connection with the matters described herein, including calculations relating to the reports contemplated herein or as otherwise reasonably requested hereunder. Without limiting the generality of the foregoing, the Portfolio Manager shall supply in a timely fashion any determinations, designations, classifications or selections made by it relating to a Portfolio Investment, including in connection with the acquisition or disposition thereof, and any information maintained by it that the Collateral Administrator may from time to time reasonably request with respect to the Portfolio Investment and reasonably need to complete the reports required to be prepared by the Collateral Administrator hereunder or reasonably required to permit the Collateral Administrator to perform its obligations hereunder. The Collateral Administrator shall endeavor to deliver a draft of each such report to the Portfolio Manager and the Portfolio Manager shall review, verify and approve the contents of the aforesaid reports. To the extent any of the information in such reports conflicts with data or calculations in the records of the Portfolio Manager, the Portfolio Manager shall notify the Collateral Administrator of such discrepancy and use reasonable efforts to assist the Collateral Administrator in reconciling such discrepancy. Upon reasonable request by the Collateral Administrator, the Portfolio Manager further agrees to provide to the Collateral Administrator from time to time during the term of this Agreement, on a timely basis, any information relating to the Portfolio Investments and any proposed purchases, sales or other dispositions thereof as to enable the Collateral Administrator to perform its duties hereunder.

(h) Information Provided to Collateral Agent and Collateral Administrator. Without limiting the generality of any terms of this Section, neither the Collateral Agent nor the Collateral Administrator shall have liability for any failure, inability or unwillingness on the part of the Portfolio Manager, the Administrative Agent, the Company or the Required Lenders to provide accurate and complete information on a timely basis to the Collateral Agent or the Collateral Administrator, as applicable, or otherwise on the part of any such party to comply with the terms of this Agreement, and, absent gross negligence, willful misconduct, criminal conduct, fraud or reckless disregard of the Collateral Agent or the Collateral Administrator, as applicable, shall have no liability for any inaccuracy or error in the performance or observance on the Collateral Agent’s or Collateral Administrator’s, as applicable, part of any of its duties hereunder that is caused by or results from any such inaccurate, incomplete or untimely information received by it, or other failure on the part of any such other party to comply with the terms hereof.

(i) Anti-Terrorism, Anti-Money Laundering. To help fight the funding of terrorism and money laundering activities, the Collateral Agent will obtain, verify and record information that identifies individuals or entities that establish a relationship or open an account with U.S. Bank Trust Company, National Association. The Collateral Agent will ask for the name, address, tax identification number and other information that will allow the Collateral Agent to identify the individual or entity who is establishing the relationship or opening the account. The Collateral Agent may also ask for formation documents such as articles of incorporation, an offering memorandum or other identifying documents to be provided.

(j) No Responsibility for the Term SOFR Rate. The Collateral Agent, Collateral Administrator and Securities Intermediary shall not be under any obligation (i) to monitor, determine or verify the unavailability or cessation of the Term SOFR Rate (or any other applicable index, floating rate, or Base Rate), or whether or when there has occurred, or to give notice to any other transaction party of the occurrence of, any replacement date or transition date with respect to the Term SOFR Rate, (ii) to select, determine or designate any replacement to the Term SOFR Rate or other alternate benchmark rate, or other successor or replacement rate, or whether any conditions to the designation of such a rate have been satisfied, (iii) to select, determine or designate any adjustment or other modifier to any replacement or successor rate or index, or (iv) to determine whether or what changes, amendments or modifications, if any, are necessary or advisable in connection with any of the foregoing.

(k) None of the Collateral Agent, the Securities Intermediary or the Collateral Administrator shall be liable for any inability, failure or delay on its part to perform any of its duties set forth in this Agreement as a result of the unavailability of the Term SOFR Rate (or any other applicable index, floating rate, or Base Rate) and absence of a designated replacement to the Term SOFR Rate, including as a result of any inability, delay, error or inaccuracy on the part of any other transaction party, including, without limitation, the Administrative Agent, the Portfolio Manager, the Borrower or the Lenders, in providing any direction, instruction, notice or information required or contemplated by the terms of this Agreement and reasonably required for the performance of such duties.

ARTICLE X

MISCELLANEOUS

SECTION 10.01. Non-Petition; Limited Recourse. Each of the Collateral Agent, the Securities Intermediary, the Collateral Administrator, the Portfolio Manager and the other parties hereto (other than the Administrative Agent acting at the direction of the Required Lenders) hereby agrees not to commence, or join in the commencement of, any proceedings in any jurisdiction for the bankruptcy, winding-up or liquidation of the Company or any similar proceedings, in each case prior to the date that is one year and one day (or if longer, any applicable preference period plus one day) after the payment in full of all amounts owing to the parties hereto. The foregoing restrictions are a material inducement for the parties hereto to enter into this Agreement and are an essential term of this Agreement. The Administrative Agent or the Company may seek and obtain specific performance of such restrictions (including injunctive relief), including, without limitation, in any bankruptcy, winding-up, liquidation or similar proceedings. The Company shall promptly object to the institution of any bankruptcy, winding-up, liquidation or similar proceedings against it and take all necessary or advisable steps to cause the dismissal of any such proceeding; provided that such obligation shall be subject to the availability of funds therefor. Nothing in this Section 10.01 shall limit the right of any party hereto to file any claim or otherwise take any action with respect to any proceeding of the type described in this Section that was instituted by the Company or against the Company by any Person other than a party hereto.

Notwithstanding any other provision of this Agreement or any other Loan Document, no recourse under any obligation, covenant or agreement of the Company or the Portfolio Manager contained in this Agreement shall be had against any incorporator, stockholder, partner, officer, director, member, manager, employee or agent of the Company, the Portfolio Manager or any of their respective Affiliates (solely by virtue of such capacity) by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company and (with respect to the express

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

GREAT LAKES PORTMAN RIDGE FUNDING LLC, as Company

By
Name:
Title:

PORTMAN RIDGE FINANCE CORPORATION, as Portfolio Manager

By
Name:
Title:

SCHEDULE 1

Transaction Schedule

1.	Types of Financing	Available	Financing Limit

	Advances	yes	Prior to a Commitment Increase Date: U.S.$115,000,000; After a Commitment Increase Date, if any, U.S.$ 115,000,000 plus the principal amount of each increase in the Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S. $215,000,000 in the aggregate

2.	Lenders	Financing Commitment

JPMorgan Chase Bank, National Association

Prior to a Commitment Increase Date:

U.S.$115,000,000; After a Commitment Increase

Date, if any, U.S.$115,000,000 plus the principal amount of each increase in the Financing Commitment set forth in the applicable Commitment Increase Requests up to U.S.

$215,000,000 in the aggregate, in each case, as reduced from time to time pursuant to Section 4.07

3.	Scheduled Termination Date:	~~December 18, 2023~~April 29, 2026

4.	Interest Rates

Applicable Margin for Advances:

With respect to interest based on the ~~LIBO Rate~~Benchmark, ~~2.85~~2.80% per annum (subject to increase in accordance with Section 3.01(b)).

With respect to interest based on the Base Rate,

~~2.85~~2.80% per annum (subject to increase in accordance with Section 3.01(b)).

5.	Account Numbers

	Custodial Account:	198430-700
	Collection Account: MV Cure Account: Unfunded Exposure Account:	198430-200 198430-202 198430-201

6.	Market Value Trigger:	62.5%

Addresses for Notices

The Company:	Great Lakes Portman Ridge	Attn: Ted Gilpin
	Funding LLC	Telephone: (212) 891-5007
	c/o BC Partners Advisors LP	Email: Ted.Gilpin@bcpartners.com
650 Madison Avenue, 23rd Floor
	New York, New York 10022	Attn: Patrick Schafer
Telephone: (212) 891-2890
Email: patrick.schafer@bcpartners.com

with a copy to (except with
respect to any notice, consent,
agreement, request, waiver or
approval by the Administrative
Agent which may expressly be
provided via email pursuant to
this Agreement other than by
operation of Section 10.02)

Dechert LLP
	Three Bryant Park	Attn: Jay R. Alicandri
	1095 Avenue of the Americas	Telephone: (212) 698-3800
	New York, New York	Email: jay.alicandri@dechert.com
10036-6797

The Portfolio Manager:	Portman Ridge Finance	Attn: Ted Gilpin
	Corporation	Telephone: (212) 891-5007
	c/o BC Partners Advisors LP	Email: Ted.Gilpin@bcpartners.com
650 Madison Avenue, 23rd Floor
	New York, New York 10022	Attn: Patrick Schafer
Telephone: (212) 891-2890

	with a copy to (except with	Email: patrick.schafer@bcpartners.com
respect to any notice, consent,
agreement, request, waiver or
approval by the Administrative
Agent which may expressly be
provided via email pursuant to
this Agreement other than by
operation of Section 10.02)

Dechert LLP
	Three Bryant Park	Attn: Jay R. Alicandri
	1095 Avenue of the Americas	Telephone: (212) 698-3800
	New York, New York	Email: jay.alicandri@dechert.com
10036-6797

The Administrative Agent:	JPMorgan Chase Bank, National	Attention: ~~Ryan Hanks~~Nicholas Rapak
	Association	Telephone: (302) ~~634-2030~~634-4961

c/o JPMorgan Services Inc.
500 Stanton Christiana Rd.,
3rd Floor
Newark, Delaware 19713

with a copy to

	JPMorgan Chase Bank, National	Attention: ~~Louis Cerrotta~~James Greenfield
	Association	Telephone: ~~212-622-7092~~212-834-9340
	383 Madison Ave.	Email:
	New York, New York 10179	~~louis.cerrotta~~james.r.greenfield@jpmorgan.com
With a copy to:
de_custom_business@jpmorgan.com and
brian.m.larocca@jpmorgan.com

The Collateral Agent:	U.S. Bank Trust Company,	Attention: Global Corporate Trust – Great
	National Association	Lakes Portman Ridge Funding LLC
	One Federal Street, 3rd Floor	Telephone: (617) 603-6408
	Boston, Massachusetts 02110	Email:
Great.Lakes.Portman.Ridge.Funding@usba nk.com

The Securities Intermediary:	U.S. Bank National Association	Attention: Global Corporate Trust – Great
	One Federal Street, 3rd Floor	Lakes Portman Ridge Funding LLC
	Boston, Massachusetts 02110	Telephone: (617) 603-6408
Email:
Great.Lakes.Portman.Ridge.Funding@usba nk.com

The Collateral	U.S. Bank Trust Company,	Attention: Global Corporate Trust – Great
Administrator:	National Association	Lakes Portman Ridge Funding LLC
	One Federal Street, 3rd Floor	Telephone: (617) 603-6408
	Boston, Massachusetts 02110	Email:
Great.Lakes.Portman.Ridge.Funding@usba nk.com

JPMCB:	JPMorgan Chase Bank, National	Attention: ~~Ryan Hanks~~Nicholas Rapak
	Association	Telephone: (302) ~~634-2030~~634-4961
	c/o JPMorgan Services Inc.	Email:
	500 Stanton Christiana Rd.,	~~ryan.j.hanks~~nicholas.rapak@jpmorgan.com
3rd Floor
Newark, Delaware 19713

with a copy to:

	JPMorgan Chase Bank, National	Attention: ~~Louis Cerrotta~~James Greenfield
	Association	Telephone: ~~212-622-7092~~212-834-9340
	383 Madison Ave.	Email: ~~Louis.cerrotta~~
	New York, New York 10179	james.r.greenfield@jpmorgan.com

Each other Lender:	The address (or facsimile
number or electronic mail
address) provided by it to the
Administrative Agent.

SCHEDULE 2

Contents of Notices of Acquisition

Each Notice of Acquisition shall include the following information for the related Portfolio Investment(s):

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Attention: ~~Ryan Hanks~~Nicholas Rapak

Email: de_custom_business@jpmorgan.com

           brian.m.larocca@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: Michael Grogan

Email: NA_Private_Financing_Diligence@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: ~~Ryan Hanks~~Nicholas Rapak

cc:

U.S. Bank Trust Company, National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Global Corporate Trust – Great Lakes Portman Ridge Funding LLC

Telephone: (617) 603-6408

Email: Great.Lakes.Portman.Ridge.Funding@usbank.com

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of December 18, 2019 (as amended, the “Agreement”), among Great Lakes Portman Ridge Funding LLC, as borrower (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), Portman Ridge Finance Corporation, as portfolio manager (the “Portfolio Manager”), the lenders party thereto and the collateral agent, collateral administrator and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, the Portfolio Manager hereby [requests approval for the Company to acquire][notifies the Administrative Agent of the Company’s intention to acquire] the following Portfolio Investment(s):1

Fund
Issuer / Obligor
Jurisdiction
Identifier (LoanX; CUSIP)
Requested Notional Amount
Asset Class
Current Pay (Y/N)
Syndication Type
Lien
Tranche Size
Price
Spread / Coupon
Base Rate
~~LIBOR~~Reference Rate Floor
Maturity
Moody’s Industry
LTM EBITDA (In Millions)
LTM Capital Expenditures (in Millions)
Leverage Through Tranche (Net)
Interest Coverage

[1]	Company to complete as applicable.

SCHEDULE 3

Eligibility Criteria

1.

Such obligation is a Loan or a Debt Security and is not a Synthetic Security, a Zero-Coupon Security, a Structured Finance Obligation, a Participation Interest (other than an Initial Portfolio Investment acquired by the Company pursuant to a Sale Agreement), a Revolving Loan, a letter of credit or an interest therein, or a Mezzanine Obligation (other than a Liquid Debt Security, if applicable) (or, for the avoidance of doubt, any other unsecured obligation of an obligor).

2.	Such obligation does not require the making of any future advance or payment by the Company to the issuer thereof or any related counterparty except in connection with a Delayed Funding Term Loan.

3.	Such obligation is eligible to be entered into by, sold or assigned to the Company and pledged to the Collateral Agent.

4.	Such obligation is denominated and payable in U.S. dollars and purchased at a price that is at least 80% of the par amount of such obligation.

5.	Such obligation is issued by a company organized in an Eligible Jurisdiction.

6.

It is an obligation upon which no payments are subject to deduction or withholding for or on account of any withholding Taxes imposed by any jurisdiction unless the related obligor is required to make “gross-up” payments that cover the full amount of any such withholding Taxes (subject to customary conditions to such payments which the Company (or the Portfolio Manager on behalf of the Company) in its good faith reasonable judgment expects to be satisfied).

7.

Such obligation is not subject to an event of default (as defined in the Underlying Instruments for such obligation) in accordance with its terms (including the terms of its Underlying Instruments after giving effect to any grace and/or cure period set forth in the related loan agreement or issuance document, but not to exceed five (5) days) and no Indebtedness of the obligor thereon ranking pari passu with or senior to such obligation is in default with respect to the payment of principal or interest or is subject to any other event of default that would trigger a default under the related loan agreement or issuance document (after giving effect to any grace and/or cure period set forth in the related loan agreement or issuance document, but not to exceed five (5) days) (a “Defaulted Obligation”).

8.	The timely repayment of such obligation is not subject to non-credit-related risk as determined by the Portfolio Manager in its good faith and reasonable judgment.

9.

It is not at the time of purchase or commitment to purchase the subject of an offer other than an offer pursuant to the terms of which the offeror offers to acquire a debt obligation in exchange for consideration consisting solely of cash in an amount equal to or greater than the full face amount of such debt obligation plus any accrued and unpaid interest.

10.	Such obligation is not an equity security and does not provide, on the date of acquisition, for conversion or exchange at any time over its life into an equity security.

11.	Such obligation provides for periodic payments of interest thereon in cash at least semi-annually.

SCHEDULE 4

Concentration Limitations

The “Concentration Limitations” shall be satisfied on any date of determination if, in the aggregate, the Portfolio Investments (other than any Ineligible Investments) owned (or in relation to a proposed purchase of a Portfolio Investment, proposed to be owned) by the Company comply with all the requirements set forth below:

1.

Portfolio Investments issued by a single obligor and its affiliates may not exceed an aggregate principal balance equal to (x) with respect to obligors (and their affiliates) of Senior Secured Loans, 5.0% of the Collateral Principal Amount and (y) with respect to obligors (and their affiliates) of Portfolio Investments that are not Senior Secured Loans, 4.0% of the Collateral Principal Amount; provided that Senior Secured Loans issued by three (3) obligors and their respective affiliates with EBITDA (measured for the most recent twelve-month period for which financial statements are available to the Company) exceeding $10,000,000 may each constitute up to an aggregate principal balance equal to 7.5% of the Collateral Principal Amount.

2.	Not less than ~~65~~75% of the Collateral Principal Amount may consist of Senior Secured Loans and cash and Eligible Investments on deposit in the Collection Account as Principal Proceeds.

3.

Not more than ~~35~~25% of the Collateral Principal Amount may consist of Second Lien Loans and Liquid Debt Securities ~~and Second Lien Loans (provided not more than 15% of the Collateral Principal Amount may consist of Liquid Debt Securities)~~that are not Senior Secured Loans.

4.

Following the Ramp-Up Period, not more than 5% of Portfolio Investments may consist of obligations issued by obligors with EBITDA (measured for the most recent twelve-month period for which financial statements are available to the Company) of less than $10,000,000 for such Portfolio Investment; provided that no more than 0% of Portfolio Investments may consist of obligations issued by obligors with EBITDA (measured for the most recent twelve-month period for which financial statements are available to the Company) of less than $5,000,000.

5.

Following the Ramp-Up Period, not more than 20% of the Collateral Principal Amount may consist of Portfolio Investments that are issued by obligors that belong to the same Moody’s Industry Classification. As used herein, “Moody’s Industry Classifications” means the industry classifications set forth in Schedule 6 hereto, as such industry classifications shall be updated at the option of the Portfolio Manager (with the consent of the Administrative Agent) if Moody’s publishes revised industry classifications.

6.	The Unfunded Exposure Amount shall not exceed 5% of the Collateral Principal Amount.

SCHEDULE 5

Initial Portfolio Investments

Part A – Parent Initial Portfolio Investments

Issuer	LoanX ID	Asset	Par Amt (mm)
Dream Vision		First Lien	3,000
Anthem		First Lien	4,757
Grupo HIMA San Pablo, Inc.	LX128793	First Lien	2,702
Zest Acquisition Corp.	LX171850	Second Lien	3,500
Carestream Health, Inc.	LX177792	Second Lien	1,511
CSM Bakery Solutions Limited (fka CSM Bakery Supplies Limited)	LX129907	Second Lien	3,000
PSC Industrial Holdings Corp.	LX168738	Second Lien	3,000
SCSG EA Acquisition Company, Inc.	LX168011	Second Lien	1,000
TRSO I, Inc.		Second Lien	1,000
WireCo WorldGroup Inc.	LX153858	Second Lien	3,000

SCHEDULE 6

Moody’s Industry Classifications

Industry Code Description

1 Aerospace & Defense

2 Automotive

3 Banking, Finance, Insurance & Real Estate

4 Beverage, Food & Tobacco

5 Capital Equipment

6 Chemicals, Plastics & Rubber

7 Construction & Building

8 Consumer goods: Durable

9 Consumer goods: Non-durable

10 Containers, Packaging & Glass

11 Energy: Electricity

12 Energy: Oil & Gas

13 Environmental Industries

14 Forest Products & Paper

15 Healthcare & Pharmaceuticals

16 High Tech Industries

17 Hotel, Gaming & Leisure

18 Media: Advertising, Printing & Publishing

19 Media: Broadcasting & Subscription

20 Media: Diversified & Production

21 Metals & Mining

22 Retail

23 Services: Business

24 Services: Consumer

25 Sovereign & Public Finance

26 Telecommunications

27 Transportation: Cargo

28 Transportation: Consumer

29 Utilities: Electric

30 Utilities: Oil & Gas

31 Utilities: Water

32 Wholesale

EXHBIT A

Form of Request for Advance

JPMorgan Chase Bank, National Association,

as Administrative Agent

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Attention: ~~Ryan Hanks~~Nicholas Rapak

JPMorgan Chase Bank, National Association,

as Administrative Agent

383 Madison Avenue

New York, New York 10179

Attention: ~~Louis Cerrotta~~James Greenfield

Email: ~~louis.cerrotta@jpmorgan.com~~james.r.greenfield@jpmorgan.com

de_custom_business@jpmorgan.com

brian.m.larocca@jpmorgan.com

JPMorgan Chase Bank, National Association,

as Lender

c/o JPMorgan Services Inc.

500 Stanton Christiana Rd., 3rd Floor

Newark, Delaware 19713

Attention: ~~Robert Nichols~~Nicholas Rapak

cc:

U.S. Bank Trust Company, National Association

One Federal Street, 3rd Floor

Boston, Massachusetts 02110

Attention: Global Corporate Trust – Great Lakes Portman Ridge Funding LLC

Telephone: (617) 603-6408

Email: Great.Lakes.Portman.Ridge.Funding@usbank.com

Ladies and Gentlemen:

Reference is hereby made to the Loan and Security Agreement, dated as of December 18, 2019 (as amended, the “Agreement”), among Great Lakes Portman Ridge Funding LLC, as borrower (the “Company”), JPMorgan Chase Bank, National Association, as administrative agent (the “Administrative Agent”), Portman Ridge Finance Corporation, as portfolio manager (the “Portfolio Manager”), the lenders party thereto, and the collateral agent, collateral administrator and securities intermediary party thereto. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given such terms in the Agreement.

Pursuant to the Agreement, you are hereby notified of the following:

(1) The Company hereby requests an Advance under Section 2.03 of the Agreement to be funded on [                ].